UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 29, 2015

Juno Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36781	46-3656275
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

307 Westlake Avenue North, Suite 300

Seattle, Washington 98109

(Address of principal executive offices) (Zip code)

(206) 582-1600

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Master Research and Collaboration Agreement

On June 29, 2015, Juno Therapeutics, Inc. (“Juno”) entered into a Master Research and Collaboration Agreement (the “Collaboration Agreement”) with Celgene Corporation and Celgene RIVOT Ltd. (collectively, “Celgene”) pursuant to which Juno and Celgene will research, develop and commercialize novel cellular therapy product candidates and other immuno-oncology and immunology therapeutics, including, in particular, chimeric antigen receptor (“CAR”) and T cell receptor (“TCR”) product candidates. Pursuant to the collaboration, each of Celgene and Juno will conduct independent programs to research, develop, and commercialize such product candidates (including, in the case of Juno, its CD19 and CD22 programs). As detailed below, each party has certain options to obtain either an exclusive license to develop and commercialize specified product candidates arising from specified types of programs conducted by the other party within the scope of the collaboration, or the right to participate in the co-development and co-commercialization of specified product candidates arising from such programs.

The parties may exercise their options with respect to specified product candidates arising under programs within the scope of the collaboration until the tenth anniversary of the effective date of the Collaboration Agreement (the “Research Collaboration Term”), subject to a tail period applicable to certain programs, for which options have not yet been exercised as of the expiration of the Research Collaboration Term. For therapeutic product candidates that are directed to the target of a program for which an option is exercised, but for which the party exercising its option has not elected to obtain rights upon option exercise, each party is obligated during the remainder of the Research Collaboration Term to continue to offer the other party the right to exercise an additional option to obtain rights to develop and commercialize such other product candidates in such program until commencement of a pivotal clinical trial, upon terms set forth in the Collaboration Agreement. If a party does not exercise its option with respect to a program that is subject to the other party’s exclusive right to exercise an option prior to the expiration of all applicable option exercise periods for such product candidates in such program, the option with respect to such product candidates and such program will expire and the party required to offer such product candidates and program to the other party is free to develop and commercialize such product candidates independently.

Pursuant to the Collaboration Agreement, each party is solely responsible for research and development activities conducted under its programs prior to the other party’s exercise of an option. Following a party’s exercise of its option for a program, the parties will enter into an agreed form of license agreement or co-development and co-commercialization agreement for such program, as applicable, which agreement will set forth the allocation of rights and responsibilities as between the parties for development and commercialization activities for product candidates arising out of such program in the Celgene Territory and the Juno Territory, as applicable (as each is defined below).

The Collaboration Agreement will not become effective until the termination or expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or any comparable required antitrust filing, or until such earlier date that the parties determine that no such antitrust filings are required.

Options

First, Juno grants Celgene options to obtain an exclusive license with respect to Juno’s internally conducted programs, to develop and commercialize specified types of immuno-oncology and immunology therapeutics that are selected by Celgene at the time it exercises such options and are directed to the molecular targets that are the subject of the relevant Juno programs. Juno will retain the right to develop and commercialize product candidates arising from such programs in the United States, Canada and Mexico, and for cellular therapy product candidates, China (such countries, the “Juno Territory” and all other countries, the “Celgene Territory”). Celgene may exercise the foregoing options on a program-by-program basis at various time points through completion of certain clinical trials with respect to product candidates in each program. Upon Celgene’s exercise of such option for specified product candidates for a program, the parties are obligated to enter into either a license agreement or a co-development and co-commercialization agreement as specified below.

If Celgene exercises an option with respect to Juno’s internally developed programs within the scope of the collaboration, including its CD19 and CD22 programs, Juno and Celgene will enter into an agreed form of a license agreement pursuant to which Celgene receives an exclusive, royalty-bearing license to develop and commercialize, at Celgene’s cost, specified therapeutic product candidates directed to the targets of such Juno programs in the Celgene

Territory, and Juno retains all rights to develop further and commercialize, at Juno’s cost, such therapeutic product candidates in the Juno Territory, subject to Celgene’s right to exercise an option for a specified number of such programs, excluding the CD19 program and the CD22 program, to co-promote such product candidates in the Juno Territory (in which case the parties would execute a co-development and co-commercialization agreement as specified below). Under all such license agreements, Juno has the right to participate in specified commercialization activities arising from such programs in certain major European markets.

For internally developed Juno programs for which Celgene exercises one of its specified number of rights to co-develop and co-commercialize product candidates arising in such program, as described above, the parties shall enter into an agreed form of co-development and co-commercialization agreement, pursuant to which Celgene shall have the right to co-develop and co-commercialize such product candidates, with the parties each entitled to bear and receive an equal share of the profits and losses arising out of such programs following the exercise of such co-promote right. In general, under such agreements, Juno will be the lead party for development and commercialization activities for such product candidates in the Juno Territory, and Celgene will be the lead party for development and commercialization activities for such product candidates in the Celgene Territory. Under such agreements, Celgene has the right to elect to participate in up to a specified percentage of specified commercialization activities for such product candidates in the Juno Territory, and Juno has the right to elect to participate in up to a specified percentage of specified commercialization activities for such product candidates in certain major European markets.

If Juno exercises its option with respect to specified product candidates arising in internally developed Celgene programs within the scope of the collaboration, the parties are obligated to enter into a co-development and co-commercialization agreement pursuant to which Juno bears thirty percent (30%) and Celgene bears seventy percent (70%) of global profits and losses. Under such co-development and co-commercialization agreements, Celgene is the lead party for all development and commercialization activities for such product candidates worldwide, subject to Juno’s right to participate in up to a specified percentage of specified commercialization activities in North America under certain circumstances and in certain major European countries.

Furthermore, each party will have the exclusive right to exercise options to co-develop and co-commercialize product candidates arising out of programs for which the other party in-licenses or acquires rights that are within the scope of their collaboration, where such rights are available to be granted, with the parties each bearing an equal share of the profits and losses arising out of such programs following the exercise of such option. In general, for such programs where the rights are in-licensed or acquired by Juno and for which Celgene exercises its options, Juno will be the lead party for development and commercialization of product candidates arising from such programs in the Juno Territory, subject to Celgene’s right to elect to participate in certain commercialization activities for such product candidates in the Juno Territory, and Celgene will be the lead party for development and commercialization of product candidates arising in such programs in the Celgene Territory, subject to Juno’s right to elect to participate in certain commercialization activities for such product candidates in certain major European markets. Conversely, for such programs where the rights are in-licensed or acquired by Celgene and for which Juno exercises its options, Celgene will be the lead party for development and commercialization activities for product candidates arising from such programs on a worldwide basis, subject to Juno’s right to elect to participate in certain commercialization activities for such product candidates in the Juno Territory and in certain major European markets. The party exercising an option for these in-licensed or acquired programs is required to pay to the other party an upfront payment equal to one half of the costs incurred by other party in connection with the acquisition of rights to such programs.

In addition to an upfront cash payment of approximately $150.2 million under the Collaboration Agreement, Celgene is required to pay to Juno an additional upfront fee if it exercises its option for each of the CD19 Program and the CD22 Program, totaling, if the options are exercised for both programs during the initial opt-in window, $100.0 million. Upon a party’s exercise of the option for any other program (other than certain in-licensed or acquired programs where a party exercises its option at the time such program is acquired), the party exercising the option is required to pay to the other party an upfront payment at the time of exercise of its option, calculated as a multiple of the costs incurred by the other party in relation to the development activities for such program prior to the exercise of the option, with such multiple based on the point in development of such product at which such party exercises such option. For programs for which the parties have entered into a license agreement, Juno will also receive royalties from Celgene, for product candidates arising from the CD19 and CD22 programs, at a percentage in the mid-teens of net sales of such product candidates in the Celgene Territory, and for product candidates arising from other Juno programs that are subject to a license agreement, tiered royalties on net sales of such product candidates in the Celgene Territory, at percentages ranging from the high single digits to the mid-teens, calculated based on the stage of development at which Celgene exercises its option for such program.

In addition to each party’s rights with respect to development and commercialization of product candidates arising from programs in the collaboration as set forth above, the parties have agreed to enter into a manufacturing and supply agreement that will govern the terms of manufacture and supply of cellular therapy product candidates and other product candidates included within collaboration programs following the exercise of an option for each such program. Under this agreement, Juno would manufacture and supply cellular therapy product candidates for the Juno Territory, and provide certain support for the manufacture and supply of cellular therapy product candidates for the Celgene Territory. Celgene would be responsible for the supply of other types of product candidates for which options are exercised.

The Collaboration Agreement will terminate upon later of the last-to-expire of all option exercise periods, or, if an option is exercised by a party for one or more programs in the collaboration, upon the termination or expiration of the last-to-exist license agreement or co-development and co-commercialization agreement, as applicable, for any such program. The Collaboration Agreement may be terminated by either party for the insolvency of, or for an uncured material breach of the Collaboration Agreement by, the other party. Celgene may terminate the Collaboration Agreement in its entirety for any reason by providing Juno with prior written notice if there are no active development and commercialization agreements in place. Juno may terminate the Collaboration Agreement if Juno exercises its termination rights under the Voting and Standstill Agreement (as defined below) between the Parties for Celgene’s breach of certain covenants therein, or if either party terminates the Purchase Agreement (as defined below) other than as a result of a failure by Juno to meet specified closing conditions under such agreement. Either party also has the right to terminate the Collaboration Agreement on a program-by-program basis if the other party or any of its affiliates challenges the validity, scope or enforceability of or otherwise opposes, any patent included within the intellectual property rights licensed to the other party under the Collaboration Agreement.

On a program-by-program basis and prior to the exercise of an option, either party may terminate the Collaboration Agreement either in its entirety or with respect to one or more programs on prior written notice to the other party in the case of an uncured material breach by the other party that frustrates the fundamental purpose of the Collaboration Agreement,. On a program-by-program basis following the exercise of an option for a program, either Party may also terminate any license agreement, or co-development and co-commercialization agreement for such program upon prior notice for an uncured material breach by the other party with respect to such program that frustrates the fundamental purpose of such agreement. Either party may terminate a license agreement or co-development and co-commercialization agreement upon the bankruptcy or insolvency of the other party. Either party also has the right to terminate the license agreement or the co-development and co-commercialization agreement if the other party or any of its affiliates challenges the validity, scope or enforceability of or otherwise opposes, any patent included within the intellectual property rights licensed to the other party under such agreement.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Collaboration Agreement, which will be filed as an exhibit to Juno’s Quarterly Report on Form 10-Q for the fiscal quarter ending June 30, 2015.

Equity Placement

On June 29, 2015, Juno entered into a Share Purchase Agreement (the “Purchase Agreement”) with Celgene. Pursuant to the Purchase Agreement, Juno agreed to sell 9,137,672 shares of Juno’s common stock, par value $0.001 per share, to Celgene at an aggregate cash price of approximately $849.8 million, or $93.00 per share of common stock, at an initial closing (the “Initial Closing”). The shares to be purchased at the Initial Closing represent 10% of the outstanding shares of Juno as of June 26, 2015.

First Period Top-Up Rights

After the Initial Closing and until June 29, 2020, Celgene has the annual right, following the filing of each Annual Report on Form 10-K filed by Juno, to purchase additional shares from Juno at a market average price, allowing it to “top up” to an ownership interest equal to 10% of the then-outstanding shares (after giving effect to such purchase), subject to adjustment downward in certain circumstances. If Celgene does not exercise its top-up right in full in any given year, then the percentage of ownership targeted for a top-up stock purchase for the next year will be reduced to Celgene’s percentage ownership at the time of such non-exercise or partial exercise (after giving effect to the issuance of shares in any partial exercise).

First Acquisition Right

During the period beginning on June 29, 2019 and ending on June 28, 2020, subject to Celgene opting in to a certain number of Juno programs under the Collaboration Agreement, Celgene will have the right (the “First Acquisition Right”) to purchase up to 19.99% of the then-outstanding shares of Juno’s common stock (after giving effect to such purchase) at the closing price of the common stock on the principal trading market (currently The NASDAQ Global Select Market) on the date of exercise (the “FAR Base Price”), plus a premium on all shares in excess of the number of shares for which Celgene would then be able to purchase if it then had a top-up right as described in the preceding paragraph.

Second Period Top-Up Rights

After the closing of the purchase of shares upon the exercise of the First Acquisition Right until the SAR Termination Date (as defined below), in the event that Celgene has been diluted after exercising the First Acquisition Right, Juno will, following the filing of each Annual Report on Form 10-K filed by Juno, offer Celgene the right to purchase additional shares from Juno at 105% of market average price, allowing Celgene to “top up” to an ownership interest (after giving effect to such purchase) equal to the percentage ownership of shares that Celgene obtained upon exercise of the First Acquisition Right, subject to adjustment downward in certain circumstances. If Celgene does not exercise its top-up right in full in any year in which it is offered such right by Juno, then the percentage of ownership targeted for a top-up stock purchase for the next year it is offered such top-up right will be reduced to Celgene’s percentage ownership at the time of such non-exercise or partial exercise (after giving effect to the issuance of shares in any partial exercise). The “SAR Termination Date” is the later of (a) June 29, 2025, and (b) the earlier of (x) the date that is 6 months following the date that the conditions to the exercise of the Second Acquisition Right (as defined herein) are satisfied and (y) December 29, 2025.

Second Acquisition Right

During the period beginning on June 29, 2024 and ending on the SAR Termination Date, subject to each of Celgene and Juno opting into a certain number of programs under the Collaboration Agreement, and provided that Celgene exercised the First Acquisition Right so as to obtain a percentage ownership of 17% of Juno, Celgene will have the right (the “Second Acquisition Right”) to purchase up to 30% of the then-outstanding shares of Juno’s common stock (after giving effect to such purchase) at the closing price of the common stock on the principal trading market on the date of exercise (the “SAR Base Price”), plus a premium on all shares in excess of the number of shares for which Celgene would then be able to purchase if it then had a top-up right as described in the preceding paragraph.

Final Top-Up Rights

Following the closing of the purchase of shares upon the exercise of the Second Acquisition Right and until the Collaboration Agreement expires or is terminated, Celgene would have the annual right, in the event that Celgene has been diluted after exercising the Second Acquisition Right, following the filing of each Annual Report on Form 10-K filed by Juno, to purchase additional shares from Juno at a price equal to 105% of market average price, allowing it to “top up” to the percentage ownership it had attained upon exercising the Second Acquisition Right, less 250 basis points, subject to adjustment downward in certain circumstances. If Celgene does not exercise its top-up right in full in any given year, then the percentage of ownership targeted for a top-up stock purchase for the next year will be reduced to Celgene’s percentage ownership at the time of such non-exercise or partial exercise (after giving effect to the issuance of shares in any partial exercise).

These rights and the other described top-up rights, as well as the First Acquisition Right and Second Acquisition Right, may be limited or eliminated in certain circumstances when and if Celgene disposes of any of its shares.

Conditions to Closing; Stockholder Approval; Termination

The Initial Closing, and future closings of top-up rights, the First Acquisition Right, and the Second Acquisition Right, are subject to customary closing conditions, including termination or expiration of the waiting period under the

Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. Prior to the Initial Closing, either party can terminate the Purchase Agreement (i) for uncured material breach of the Purchase Agreement by the other that would cause the closing conditions not to be satisfied for the Initial Closing, or (ii) if the Initial Closing has not occurred by December 31, 2015, unless such party’s willful breach is the primary reason for the Initial Closing not occurring by such date. The Company also has the ability to terminate Celgene’s future purchase rights under the Purchase Agreement in the event that Celgene breaches certain of its obligations under the Voting and Standstill Agreement (described below), Celgene undergoes a change in control, or the Collaboration Agreement terminates or expires.

The Purchase Agreement limits the aggregate number of shares that may be issued thereunder to 19.99% of Juno’s common stock outstanding immediately prior to the entry into the Purchase Agreement, unless stockholder approval is obtained for additional issuances of Juno stock in accordance with NASDAQ rules. Juno has agreed to submit the additional equity issuances for approval by its stockholders at Juno’s 2016 annual meeting of stockholders.

Voting and Standstill Agreement

In connection with the Purchase Agreement, on June 29, 2015, Juno entered into a Voting and Standstill Agreement (the “Voting and Standstill Agreement”) with Celgene. Pursuant to the Voting and Standstill Agreement, until the later of the fifth anniversary of the date of the Voting and Standstill Agreement and the expiration or earlier termination of the Collaboration Agreement, Celgene will be bound by certain “standstill” provisions which generally will prevent it from purchasing outstanding shares of Juno common stock or common stock equivalents, making a tender offer or encouraging or supporting a third party tender offer, calling a meeting of Juno’s stockholders, nominating a director whose nomination has not been approved by Juno’s board of directors (the “Board of Directors”), soliciting proxies in opposition to the recommendation of the Board of Directors, depositing shares of common stock in a voting trust, assisting a third party in taking such actions, entering into discussions with a third party as to such actions, or requesting or proposing in writing to the Board of Directors or any member thereof that Juno amend or waive any of these limitations. Celgene has also agreed not to dispose of any shares of common stock beneficially owned by it during certain specified lock-up periods, other than under certain exceptions. Following the expiration of such lock-up periods, Celgene may sell shares subject to certain manner of sale and volume limitations, as well as restrictions on sales to persons defined as “competitors.” Celgene has agreed generally to vote its shares in accordance with the recommendations of the majority of Juno’s Board of Directors.

Juno has agreed to give Celgene certain Board designation rights until at least June 29, 2020, and thereafter for as long as Celgene and its affiliates beneficially own at least 7.5% of the voting power of Juno’s outstanding shares. Following the Initial Closing, Juno has agreed to initially appoint Dr. Thomas O. Daniel, President of Celgene Research and Early Development, as a Class III director on the Board of Directors, and to nominate Dr. Daniel for election and reelection to such position, provided in each case that Dr. Daniel is reasonably acceptable to the nominating and governance committee of the Board of Directors. Celgene may designate another nominee to replace Dr. Daniel upon Dr. Daniel’s departure from the Board or as a replacement nominee for election at a meeting of stockholders at which such position is up for election. Except for the first such subsequent designee, any such subsequent designee may not be an employee or officer of Celgene, must be independent under NASDAQ rules, and must be reasonably acceptable to the nominating and governance committee of the Board of Directors. The first subsequent designee may be an “officer” of Celgene Corporation for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, within the meaning of Rule 16a-1(f) thereunder, provided that such designee is reasonably acceptable to the nominating and governance committee of the Board of Directors.

The rights and restrictions applicable to Celgene under the Voting and Standstill Agreement are subject to termination upon the occurrence of certain events, including certain events involving a change of control, or potential change of control, of Juno.

Registration Rights Agreement

In connection with the Purchase Agreement, on June 29, 2015, Juno also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Celgene. Pursuant to the Registration Rights Agreement, if and as Celgene is permitted to sell shares under the Voting and Standstill Agreement, Juno has agreed to, upon the written request of Celgene, prepare and file with the Securities and Exchange Commission a registration statement on Form S-3 for purposes of registering the resale of the shares specified in Celgene’s written request or, if Juno is not at such time eligible for the use of Form S-3, use its commercially reasonable efforts to prepare and file a registration statement on a Form S-1 or alternative form that permits the resale of the shares. Juno has also agreed, among other things, to indemnify Celgene under the registration statement from certain liabilities and to pay all fees and expenses (excluding any legal fees of the selling holder(s) above $10,000 per registration statement, and any underwriting discounts and selling commissions) incident to the Juno’s obligations under the Registration Rights Agreement.

The foregoing summaries do not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, Voting and Standstill Agreement, and Registration Rights Agreement, which are filed as Exhibits 10.1, 10.2, and 10.3 to this Current Report on Form 8-K.

Item 3.02	Unregistered Sales of Equity Securities.

As described in Item 1.01 of this Current Report on Form 8-K, which is incorporated in this Item 3.02 by reference, Juno will sell an aggregate of 9,137,672 shares of Juno’s common stock to Celgene at the Initial Closing under the Purchase Agreement, subject to the satisfaction or waiver of closing conditions, and may sell additional shares to Celgene at additional closings under the Purchase Agreement in the future. Celgene may assign its right to acquire shares to its wholly-owned subsidiaries. The offer, sale, and issuance of the shares are exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering. The recipients of securities in each of these transactions will acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends will be affixed to the securities issued in these transactions.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1#+	Share Purchase Agreement, dated June 29, 2015, by and among Celgene Corporation, Celgene RIVOT Ltd., and the registrant

10.2	Voting and Standstill Agreement, dated June 29, 2015, by and among Celgene Corporation, Celgene RIVOT Ltd., and the registrant

10.3	Registration Rights Agreement, dated June 29, 2015, by and among Celgene Corporation, Celgene RIVOT Ltd., and the registrant

#	The representations and warranties contained in this agreement were made only for purposes of the transactions contemplated by the agreement as of specific dates and may have been qualified by certain disclosures between the parties and a contractual standard of materiality different from those generally applicable under securities laws, among other limitations. The representations and warranties were made for purposes of allocating contractual risk between the parties to the agreement and should not be relied upon as a disclosure of factual information relating to Celgene, Juno, or the transactions described in this Current Report on Form 8-K.
+	Portions of this exhibit (indicated by asterisks) have been omitted pursuant to a request for confidential treatment and this exhibit has been filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JUNO THERAPEUTICS, INC.

Date: June 29, 2015	By:	/s/ Bernard J. Cassidy
	Name:	Bernard J. Cassidy
	Title:	General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1#+	Share Purchase Agreement, dated June 29, 2015, by and among Celgene Corporation, Celgene RIVOT Ltd., and the registrant

10.2	Voting and Standstill Agreement, dated June 29, 2015, by and among Celgene Corporation, Celgene RIVOT Ltd., and the registrant

10.3	Registration Rights Agreement, dated June 29, 2015, by and among Celgene Corporation, Celgene RIVOT Ltd., and the registrant

#	The representations and warranties contained in this agreement were made only for purposes of the transactions contemplated by the agreement as of specific dates and may have been qualified by certain disclosures between the parties and a contractual standard of materiality different from those generally applicable under securities laws, among other limitations. The representations and warranties were made for purposes of allocating contractual risk between the parties to the agreement and should not be relied upon as a disclosure of factual information relating to Celgene, Juno, or the transactions contemplated by this Current Report on Form 8-K.
+	Portions of this exhibit (indicated by asterisks) have been omitted pursuant to a request for confidential treatment and this exhibit has been filed separately with the Securities and Exchange Commission.